Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-254990) pertaining to the Share Incentive Plan of iHuman Inc. of our report dated April 29, 2022, with respect to the consolidated financial statements of iHuman Inc. included in this Annual Report (Form 20-F) of iHuman Inc. for the year ended December 31, 2021.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

April 29, 2022